UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 23, 2006

                        VITESSE SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


                            1-31614         77-0138960
              (Commission File Number) (IRS Employer Identification No.)

  741 Calle Plano, Camarillo, California                          93012
  (Address of principal executive offices)                      (Zip Code)


   Registrant's telephone number, including area code:  (805) 388-3700

                                 Not applicable
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01         Entry into a Material Agreement

         As previously disclosed, Vitesse Semiconductor Corporation (the "Company") is a party to the Second Amended and Restated Loan and Security Agreement, dated March 2, 2006 (the "Loan Agreement"), among Silicon Valley Bank (the "Bank"), the Company and Vitesse International, Inc. The Bank has notified the Company that certain Events of Default under the Loan Agreement have occurred.

         On May 23, 2006, the parties to the Loan Agreement executed a Forbearance Agreement, dated as of May 19, 2006 (the "Forbearance Agreement"). Under the terms of the Forbearance Agreement, among other things:

                  (i) the Bank has agreed to forbear from exercising its rights and remedies with respect to the Existing Events of Default (as defined in the Forbearance Agreement) until the earlier of June 19, 2006 and the occurrence of any Additional Default under the Loan Agreement after the entering into of the Forbearance Agreement or a breach of the Forbearance Agreement by the Company;

                  (ii) the Company will pay interest on the outstanding Obligations under the Loan Agreement at the default interest rate provided in the Loan Agreement;

                  (iii) the Company has agreed to limit its cash payments through June 30, 2006 or maintain a cash bank balance of not less than $5 million;

                  (iv) the agreement by which the Bank agreed to acquire accounts receivable from the Company is terminated;

                  (v) the Company shall provide the Bank with evidence of a term sheet for a new debt or equity financing by June 2, 2006 that would repay all obligations due to the Bank and collateralize all outstanding letters of credit under the Loan Agreement. If the definitive documents for the new financing have been executed but the transaction has not closed by June 19, 2006, the forbearance period may be extended to June 30, 2006 upon payment of a fee and satisfaction of other stated conditions; and

                  (vi) the Company will pay the Bank $5 million to be applied to the principal amount outstanding under the Loan Agreement and a fee of $94,351.




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Camarillo, State of California, on May 25, 2006.

                                            VITESSE SEMICONDUCTOR CORPORATION


                                            By:      /s/ Christopher Gardner
                                                   --------------------------
                                                     Christopher Gardner
                                                     Chief Executive Officer